Exhibit 10.26.3
                                 Verus International Group Ltd. or its designees



THIS PROMISSORY NOTE AND THE SHARES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS (COLLECTIVELY, THE "ACTS"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED OR DISPOSED OF, EXCEPT PURSUANT TO REGISTRATION UNDER THE ACTS OR UNLESS MAKER HAS RECEIVED AN OPINION OF COUNSEL, OR OTHER EVIDENCE REASONABLY SATISFACTORY TO MAKER, THAT SUCH REGISTRATION IS NOT REQUIRED.


                           CONVERTIBLE PROMISSORY NOTE


$___________                      Dallas, Texas                  October 8, 2004


     FOR VALUE RECEIVED, this Convertible Promissory Note (this "Note") is made by Refocus Group, Inc., a Delaware corporation ("Maker"), to _____________ ("Payee"). This Note is one of the "Notes" as defined in, and is entitled to the benefits of, that certain Loan Agreement, dated of even date herewith ("Loan Agreement"). Each holder of this Note will be deemed by its acceptance hereof to have made the representations set forth in Section 6 of the Loan Agreement.

     1. Payments. Maker hereby promises to pay to the order of Payee the principal sum of _____________________ Dollars ($___________) at
_____________________, or such other place as Payee may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, together with interest on the unpaid principal balance hereof at the rate provided herein from the date hereof until payment in full of the indebtedness advanced under this Note or conversion of this Note as provided for in Section 3 hereof. Subject to Section 3 hereof, this Note and all accrued and unpaid interest shall be due and payable in one lump sum on April 8, 2005 (the "Maturity Date"). Any payment made under this Note shall be applied first to interest accrued and unpaid on the outstanding principal balance as of such date of payment and then to the outstanding principal balance due hereunder. If any required payment falls due on a Saturday, Sunday or a national or state bank holiday in Texas, then such date shall be extended to the next succeeding day that is not a Saturday, Sunday or national or state bank holiday in Texas.

     2. Interest Rate. The principal amount outstanding from time to time hereunder shall bear interest calculated on the basis of a 365-day year, at a rate equal to twelve percent (12%) per annum.

     3. Conversion.

     (a) Mandatory Conversion. If on or prior to the Maturity Date, (i) the Qualified Financing (hereinafter defined) is not consummated, (ii) Verus International Group Ltd. shall not have purchased, or caused to be purchased, shares of Maker common stock for an aggregate purchase price of at least $1,068,000 (such purchase price per share to be based on the then current market price of Maker common stock reported at the time of purchase) or (iii) Maker has not received $1,000,000 under a Financing Commitment, then the outstanding principal balance and all accrued and unpaid interest due under this Note shall be automatically converted into fully-paid and non-assessable shares of Maker common stock. The number of shares of Maker common stock issuable to Payee upon conversion of this Note pursuant to this Section 3(a) shall be equal to the amount of the principal balance and all accrued and unpaid interest due under

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this Note on the Maturity  Date,  divided by the Conversion  Price  (hereinafter defined). If the terms of this Section 3(a) shall cause this Note to be converted into Maker common stock, Payee shall surrender this Note and, in exchange therefor, Maker shall issue to Payee or its designees the certificate or certificates for shares of Maker common stock issuable upon such conversion.

     (b) Voluntary Conversion. Payee may, in its sole discretion, elect to convert all or a portion of the outstanding principal amount and accrued and unpaid interest due hereunder into Maker common stock. The number of shares of Maker common stock issuable to Payee upon conversion of this Note pursuant to this Section 3(b) shall be equal to the amount of the principal balance and all accrued and unpaid interest due under this Note on the Maturity Date, or such lesser amount as Payee shall have elected to be converted, divided by the Conversion Price. If Payee elects to convert all or any portion of the outstanding principal amount and accrued and unpaid interest due hereunder into shares of common stock of Maker, then (i) Payee shall give written notice of such election to the Company at least five (5) days prior to the Maturity Date and (ii) Payee shall surrender this Note and, in exchange therefor, Maker shall issue to Payee or its designees the certificate or certificates for shares of Maker common stock issuable upon such conversion.

     (c) Fractional Shares; Authorized Shares. Maker shall not issue fractions of shares of its common stock upon conversion of this Note or scrip in lieu thereof. If any fraction of a share of Maker common stock would, except for the provisions of this Section 3(c), be issuable upon conversion of all or any part of this Note, Maker shall in lieu thereof pay to the person entitled thereto an amount in cash equal to such fraction times the Conversion Price. Notwithstanding anything herein to the contrary, if a sufficient number of authorized shares of Maker common stock is not available for and upon the conversion of this Note in accordance with the terms hereof, this Note shall be payable pursuant to Section 1 hereof in lawful money of the United States of America.

     (d) Definitions. For purposes of this Note, "Qualified Financing" shall mean a financing that is in the form of equity securities of Maker aggregating at least $3.0 million, excluding the outstanding principal balance and interest due under the Notes issued pursuant to the Loan Agreement on the date of consummation of such financing, to be used for general working capital purposes. For purposes of this Note, "Financing Commitment" shall mean a binding commitment received by Maker on or prior to the Maturity Date that requires the purchase of an aggregate of at least $3.0 million of equity securities of Maker, excluding the outstanding principal balance and interest due under the Notes issued pursuant to the Loan Agreement, on or prior to October 8, 2005. For purposes of this Note, "Conversion Price" shall mean (i) if Maker common stock is issued and sold in connection with the Qualified Financing, the purchase price paid to Maker by such purchasers for each share of Maker common stock in the Qualified Financing, (ii) if Maker common stock is proposed to be issued in the financing contemplated in the Financing Commitment, the purchase price proposed to be paid to Maker by such purchasers for each share of Maker common stock, (iii) if securities other than Maker common stock are issued and sold in connection with the Qualified Financing, or contemplated to be issued and sold in connection with the Financing Commitment, the price at which such securities issued and sold in connection with the Qualified Financing, or proposed to be issued and sold in the Financing Commitment, may be converted into Maker common stock, or (iv) if the Qualified Financing is not consummated, the Financing Commitment is not received by Maker or none of the securities of Maker issued and sold in connection with the Qualified Financing, or proposed to be issued and sold in connection with the Financing Commitment, are Maker common stock or securities convertible into Maker common stock, the product of (A) the average closing price per share of Maker common stock, as reported by the Over-the-Counter Bulletin Board, for the twenty (20) consecutive trading days immediately prior to the Maturity Date and (B) 0.94. For purposes of this

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

Section 3, if warrants are issued in connection with the Qualified Financing or Financing Commitment, no portion of the purchase price paid, or proposed to be paid, to Maker shall be attributed to such warrants.

     4. Conversion Adjustments. This Note is subject to the following further provisions:

     (a) Recapitalization, Reclassification and Succession. If any recapitalization of Maker or reclassification of Maker common stock or any merger or consolidation of Maker into or with a corporation or other business entity, or the sale or transfer of all or substantially all of Maker's assets or of any successor corporation's assets to any other corporation or business entity (any such corporation or other business entity being included within the meaning of the term "successor corporation") shall be effected, at any time while this Note remains outstanding, then, as a condition of such recapitalization, reclassification, merger, consolidation, sale or transfer, lawful and adequate provision shall be made whereby Payee thereafter shall have the right to receive upon the conversion hereof as provided in Section 3 and in lieu of the shares of Maker common stock immediately theretofore issuable upon the conversion of this Note, such shares of capital stock, securities or other property as may be issued or payable with respect to, or in exchange for, a number of outstanding shares of Maker common stock equal to the number of shares of Maker common stock immediately theretofore issuable upon the conversion of this Note immediately prior to such recapitalization, reclassification, merger, consolidation, sale or transfer, and in each such case, the terms of this Note shall be applicable to the shares of stock or other securities or property receivable upon the conversion of this Note after such consummation.

     (b) Subdivision or Combination of Shares of Maker Common Stock. If Maker at any time while this Note remains outstanding shall subdivide or combine its common stock, the number of shares of Maker common stock issuable upon conversion of this Note and the Conversion Price shall be proportionately adjusted.

     (c) Stock Dividends and Distributions. If Maker at any time while this Note is outstanding shall issue or pay the holders of Maker common stock a stock dividend, then (i) the Conversion Price shall be adjusted in accordance with
Section 4(d), and (ii) the number of shares of Maker common stock issuable upon conversion of this Note shall be adjusted to the number of shares of Maker common stock that Payee would have owned immediately following such action had this Note been converted immediately prior thereto.

     If Maker shall at any time after the date of issuance of this Note distribute to all holders of Maker common stock any shares of capital stock of Maker (other than Maker common stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings or current year's or prior year's earnings of Maker) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in the immediately preceding paragraph) (any of the foregoing being hereinafter in this paragraph called the "Securities"), then in each such case, Maker shall reserve shares or other units of such securities for distribution to Payee upon conversion of this Note so that, in addition to the shares of Maker common stock to which such Payee is entitled upon conversion of this Note, such Payee will receive upon such conversion the amount and kind of such Securities that such Payee would have received if Payee had, immediately prior to the record date for the distribution of the Securities, converted this Note.

     (d) Conversion Price Adjustment. Whenever the number of shares of Maker common stock issuable upon conversion of this Note is adjusted, as herein provided, the Conversion Price shall be adjusted to that price determined by multiplying the Conversion Price immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of shares of Maker

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

common stock issuable upon conversion of this Note immediately prior to such adjustment, and (ii) the denominator of which shall be the number of shares of Maker common stock issuable upon conversion of this Note immediately thereafter.

     (e) Certain Shares Excluded. The number of shares of Maker common stock outstanding at any given time for purposes of the adjustments set forth in this
Section 4 shall exclude any shares then directly or indirectly held in the treasury of Maker.

     (f) Deferral and Cumulation of De Minimis Adjustments. Maker shall not be required to make any adjustment pursuant to this Section 4 if the amount of such adjustment would be less than one percent (1%) of the Conversion Price in effect immediately before the event that would otherwise have given rise to such adjustment. In such case, however, any adjustment that would otherwise have been required to be made shall be made at the time of, and together with, the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to not less than one percent (1%) of the Conversion Price in effect immediately before the event giving rise to such next subsequent adjustment.

     (g) Duration of Adjustment. Following each computation or readjustment as provided in this Section 4, the new adjusted Conversion Price and number of shares of Maker common stock issuable upon conversion of this Note shall remain in effect until a further computation or readjustment thereof is required.

     5. Use of Proceeds. Maker shall utilize the proceeds from this Note for general working capital purposes in a manner consistent with the Loan Agreement.

     6. Events of Default. An event of default ("Event of Default") shall exist if:


     (a) Maker shall fail to pay any principal of, or any interest on, this Note or any other amount payable under this Note, when and as the same shall become due and payable; or


     (b) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Maker or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Maker or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

     (c) Maker shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) apply for, or consent to, the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Maker or for a substantial part of its assets, (iii) file an answer admitting the material allegations of a petition filed against it in any such proceeding,
(iv) make a general assignment for the benefit of creditors, or (v) take any action for the purpose of effecting any of the foregoing; or

     (d) Maker shall be dissolved.

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

     7. Remedies Upon an Event of Default.

     (a) Acceleration.

          (i) If an Event  of  Default  described  in  paragraphs  (b) or (c) of
     Section 6 hereof shall occur, this Note and the obligation to pay the principal and accrued interest hereunder shall automatically become immediately due and payable without any action or notice on the part of the Payee.

          (ii) If an Event of  Default  described  in  paragraphs  (a) or (d) of
     Section 6 hereof has occurred, and at any time thereafter during the continuance of such event, Payee may declare the then outstanding amounts hereunder to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable) and thereupon the principal of the amounts hereunder so declared to be due and payable, together with accrued interest thereon and all other obligations of Maker accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Maker.

     (b) Remedies Cumulative. The remedies available to Payee, as provided herein, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Payee, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Payee, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

     8. Notices. Except as otherwise provided for herein, any notice or demand that, by the provisions hereof, is required or that may be given to, or served upon, Maker or Payee shall be in writing and: if by telecopy, shall be deemed to have been validly served, given or delivered when transmitted; if by personal delivery or reputable overnight courier, shall be deemed to have been validly served, given or delivered upon actual delivery; and, if mailed, shall be deemed to have been validly served, given or delivered three (3) business days after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party to be notified, as set forth below or to Payee to such other address as Payee shall hereafter give in writing to Maker by similar notice:

         If to Payee:                  ________________________________
                                       ________________________________
                                       ________________________________


         If to Maker:                  Refocus Group, Inc.
                                       10300 North Central Expressway, Suite 104
                                       Dallas, Texas 75231
                                       Attn:    President
                                       Fax:  (214) 368-0332

     9. Successors and Assigns. This Note shall be binding upon Maker and its successors and assigns (including, without limitation, a receiver, trustee or debtor-in-possession of or for Maker) and shall inure to the benefit of Payee and its successors and assigns. Maker may not assign its rights hereunder without the prior written consent of Payee, in its sole discretion, other than by operation of law. Subject to all applicable securities laws and regulations, Payee may negotiate or assign all or any part of its interest in this Note or its rights hereunder to any person without the prior written consent of Maker.

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

     10. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE APPLICABLE LAW PERTAINING IN THE STATE OF NEW YORK, OTHER THAN THOSE CONFLICT OF LAW PROVISIONS THAT WOULD DEFER TO THE SUBSTANTIVE LAWS OF ANOTHER JURISDICTION. THIS GOVERNING LAW ELECTION HAS BEEN MADE BY THE
PARTIES IN RELIANCE (AT LEAST IN PART) ON SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AS AMENDED (AS AND TO THE EXTENT APPLICABLE), AND OTHER APPLICABLE LAW.

     11. Severability. If any provision of this Note or any payment pursuant to the terms hereof shall be found by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Note and any other payments hereunder shall not be affected thereby and shall be enforceable to the greatest extent permitted by law. Furthermore, in lieu of such invalid or unenforceable provision or provisions, there shall be added automatically as part of this Note, a provision or provisions as similar in its or their terms to such invalid or unenforceable provision or provisions as may be possible and be legal, valid and enforceable.

     12. No Oral Agreements. This Note and the Loan Agreement, as written, represent the final agreement between Maker and Payee with respect to the matters contained herein and therein and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between Maker and Payee. There are no unwritten agreements between Maker and Payee.

     13.  Prepayments.  This Note may be prepaid in whole or in part upon thirty
(30) days' prior written notice to Payee of the principal amount and interest to be prepaid, during which period Payee may exercise its conversion rights hereunder as to the amount to be prepaid or any portion thereof.


                             SIGNATURE PAGE FOLLOWS

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     IN WITNESS  WHEREOF,  Maker has executed and delivered  this Note as of the date and year first above written.

                                          MAKER:


                                          REFOCUS GROUP, INC.,
                                          a Delaware corporation


                                          By:  ________________________________
                                          Name:    Mark A. Cox
                                          Title:   Vice President


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